Exhibit 99.1

Kroger to Outline Restock Kroger Growth Model
at 2018 Investor Conference

Reconfirms Restock Kroger Commitments to Generate Incremental FIFO Operating Profit of $400 Million and $6.5 Billion in Restock Free Cash Flow by 2020;

Reconfirms 2018 EPS Guidance and Lowers ID Sales Guidance Excluding Fuel;

Expects ID Sales, Excluding Fuel, for Back Half of Year to be Similar to First Half

CINCINNATI, October 29, 2018 — This evening and Tuesday, The Kroger Co. (NYSE: KR) will host its annual investor conference in Cincinnati where the company’s executive team will outline its efforts to redefine the grocery customer experience, partner for customer value, develop talent, and live its purpose to create shareholder value.

“We are on a transformation journey and we are making strong progress on redefining the customer experience,” said Rodney McMullen, Kroger’s chairman and CEO. “Everything we are doing today is creating a truly seamless shopping experience, so we can serve customers anything, anytime and anywhere.”

In advance of the meeting, the company today reconfirmed its Restock Kroger financial commitments to generate $6.5 billion of Restock free cash flow and $400 million in incremental FIFO operating profit over the three-year-period ending in 2020. Kroger is also exceeding its year-one cost savings goals expected in Restock Kroger.

“We are committed to delivering shareholder value through Restock Kroger. We have a clear path to generate $400 million in incremental FIFO operating profit by 2020 supported by solid early execution of Restock Kroger, including process changes that led to sustainable cost controls,” said Mr. McMullen. “We look forward to outlining that path during our annual investors conference tomorrow.”

Kroger reconfirmed its GAAP net earnings guidance range of $3.88 to $4.03 per diluted share for 2018. On an adjusted basis, the net earnings guidance range remains $2.00 to $2.15 per diluted share for 2018.

The company today also provided identical sales guidance, excluding fuel, for the remainder of the year. Kroger expects second half results to be similar to first half results.

Kroger has undertaken a series of ambitious space optimization, store remodel, and technology enhancement projects as part of Restock Kroger. This work affects more than 1,000 store locations, which is creating a headwind to sales for the remainder of the year. These stores continue to gain strength, giving the company confidence that the investments will produce strong returns.

Part of these investments will allow customers to buy anything, anytime, anywhere from Kroger. The company is very pleased with the growth of digital sales. Kroger expects an annual digital sales run rate of just over $5 billion at year end 2018, growing to an annual run rate of $9 billion at year end 2019.

“We are proactively investing in our stores, customers and associates for the future,” said Mr. McMullen. “We look forward to discussing how everything we are doing in Restock Kroger comes together to create shareholder value.”

NOTE: In this release we use non-GAAP measures such as Incremental FIFO Operating Profit, Restock Free Cash Flow and adjusted net earnings per diluted share.

•                  We define FIFO Operating Profit as operating profit excluding the LIFO charge.

•                  We define Restock free cash flow as net cash provided by operating activities minus payments for property and equipment, excluding lease buyouts, payments for home chef, net of cash acquired and excluding the earnout, and purchases of Ocado securities.

•                  Adjustment items for earnings per diluted share include adjustments for pension plan agreements, the gain on the sale of the convenience store business, the mark-to-market gain on Ocado securities, and depreciation related to held for sale assets, all of which are described in the Company’s Form 8-k filed September 13, 2018. This guidance does not reflect any ongoing changes in the market value of Ocado shares because those cannot be predicted.

These are non-GAAP measures and should not be reviewed in isolation or considered as a substitute for our financial results as reported in accordance with GAAP. The FIFO operating profit and Restock free cash flow metrics above have not been reconciled to their most-comparable GAAP measure as the future elements of such calculation cannot be predicted or determined without unreasonable effort.  The probable significance of providing such non-GAAP measures is that the GAAP measures could be materially different from the corresponding non-GAAP measure.

This press release contains certain statements that constitute “forward-looking statements” about the future performance of the company. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. These statements are indicated by words such as “expectation,” “intend,” “committed,” “expect,” “guidance,” “goal,” “will,” “aim,” “continue,” “predict,” “target,” “strategy,” “plan,” “vision,” “confident” and “range.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” and “Outlook” in Kroger’s annual report on Form 10-K for the last fiscal year and any subsequent filings, as well as the following:

•                  Kroger’s ability to achieve sales, earnings, incremental FIFO operating profit, and Restock free cash flow goals may be affected by: labor negotiations or disputes; changes in the types and numbers of businesses that compete with Kroger; pricing and promotional activities of existing and new competitors, including non-traditional competitors, and the aggressiveness of that competition; Kroger’s response to these actions; the state of the economy, including interest rates, the inflationary and deflationary trends in certain commodities, and the unemployment rate; the effect that fuel costs have on consumer spending; volatility of fuel margins; changes in government-funded benefit programs; manufacturing commodity costs; diesel fuel costs related to Kroger’s logistics operations; trends in consumer spending; the extent to which Kroger’s customers exercise caution in their purchasing in response to economic conditions; the uncertain pace of economic growth; changes in inflation or deflation in product and operating costs; stock repurchases; Kroger’s ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger’s ability to negotiate modifications to multi-employer pension plans; natural disasters or  adverse weather conditions; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger’s future growth plans; the ability to execute on Restock Kroger; and the successful integration of merged companies and new partnerships. Kroger’s ability to achieve these goals may also be affected by Kroger’s ability to manage the factors identified above. Kroger’s ability to execute its financial strategy may be affected by its ability to generate cash flow.

•                  Kroger’s effective tax rate may differ from the expected rate due to changes in laws, the status of pending items with various taxing authorities, and the deductibility of certain expenses.

Kroger assumes no obligation to update the information contained herein. Please refer to Kroger’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

At The Kroger Co. (NYSE: KR), we are dedicated to our Purpose: to Feed the Human Spirit™. We are nearly half a million associates who serve over nine million customers daily through a seamless digital shopping experience and 2,800 retail food stores under a variety of banner names, serving America through food inspiration and uplift, and creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom and investor relations site.

Contacts: Media: Kristal Howard (513) 762-1304; Investors: Rebekah Manis (513) 762-4969